Exhibit (s)(5)

DOUBLELINE YIELD OPPORTUNITIES FUND

SECRETARY’S CERTIFICATE

I, Cris Santa Ana, solely in my capacity as Vice President and Secretary of DoubleLine Yield Opportunities Fund, a Massachusetts business trust (the “Fund”), hereby certify on behalf of the Fund, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Fund held on November 21, 2019:

RESOLVED, that the forms, terms, and provisions of the Powers of Attorney (each a “Power of Attorney”), with respect to each Trustee or officer of the Fund be, and they hereby are, approved, ratified, and accepted in all respects and that the signature of the name of any officer or Trustee of a Trust signed to a registration statement of a Trust in accordance with the terms of an executed Power of Attorney be, and it hereby is, authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Fund as of this 20th day of February, 2020.

By:	/s/ Cris Santa Ana
Name: Cris Santa Ana Vice President and Secretary